Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CoreLogic, Inc. of our report dated March 14, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which report appears in the Annual Report on Form 10-K of CoreLogic, Inc. for the year ended December 31, 2010.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Orange County, California

August 16, 2011